Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

NeuroRx, Inc.:

We consent to the use of our report dated May 11, 2021, with respect to the consolidated financial statements of NeuroRx, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Short Hills, New Jersey

May 18, 2021